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                                                                   EXHIBIT 23.7

                  [LETTERHEAD OF MERRILL LYNCH APPEARS HERE]

                                                               December 3, 1997

  We hereby consent to the use of our opinion letter dated November 13, 1997 to the Board of Directors of Xpedite Systems, Inc. included as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Nets Acquisition Corp., a wholly owned subsidiary of Premiere Technologies, Inc., with and into Xpedite Systems, Inc. and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED

                                            /s/ John Trousdale
                                          By: _________________________________
                                            John Trousdale
                                            Director
                                            Mergers & Acquisitions Group